UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 25, 2012

Roberts Realty Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302
Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

(770) 394-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

As disclosed in our previous SEC filings, on June 30, 2011, Roberts Realty Investors, Inc. (“Seller”) entered into a contract to sell its 11-acre Northridge property to Roberts Properties, Inc. (“Purchaser”), for $5,060,000, plus the reimbursement of $303,789 of certain development and construction expenses, for a total cash sales price of $5,363,789.  Although the closing was originally scheduled to occur on October 31, 2011, Purchaser requested an extension of the closing date in October 2011 to have the necessary time to resolve certain site conditions, construction code compliance and permitting issues that were encountered during its normal due diligence period.  Based on the complexity of these issues, Seller agreed to the extension, and the sales contract was amended to extend the closing date to December 30, 2011.  Purchaser is wholly owned by Mr. Charles S. Roberts, the President, Chief Executive Officer, and Chairman of the Board of Seller.

Due to the increased costs of construction for the project caused by the abnormal rock and grading conditions at the property, construction code compliance and permitting issues, in December 2011 Purchaser submitted a revised contract offer to Seller of $4,000,000.  To obtain current market value information and to perform additional land value analysis on the sale transaction, Seller’s audit committee then obtained a third independent appraisal to supplement the two appraisals obtained in June 2011.  After considering the three independent appraisals and their values for the Northridge property, other relevant facts, construction and site cost issues and engaging in further negotiations with Purchaser, on December 19, 2011 the audit committee approved a second amendment to the sales contract for a sales price of $4,070,000 and extended the closing date to March 30, 2012.

In January 2012, Purchaser continued its meetings and due diligence efforts with the City of Sandy Springs (the “City”), the jurisdiction where the property is located, for the necessary approvals and permits to construct the Northridge apartment community.  During these meetings, the City determined that there was an insufficient sight distance for motorists at the intersection of Northridge Parkway and the entrance to the proposed Northridge apartment community to accomplish adequate traffic control and vehicular safety on Northridge Parkway.  In February and March 2012, Purchaser worked diligently with the City to seek to resolve this permitting issue and reach a solution that satisfied the City’s requirements.  After a detailed assessment of the Purchaser’s due diligence efforts and to provide Purchaser sufficient time to resolve this issue, the audit committee approved a third amendment to the contract on March 26, 2012 to extend the closing date to June 29, 2012.

On May 21, 2012, the City informed Purchaser that the proposed driveway location for the Northridge apartment community was acceptable and that the sight distance issue, described above, would be corrected by the City at the City’s sole cost and expense.  The City had previously stated that the owner of the property would have to pay these costs.  A copy of the letter from the City confirming the resolution of this issue and the City’s agreement to pay for these costs is attached to this current report as Exhibit 99.1.

Based on the City’s May 21, 2012 letter, on May 24, 2012, Purchaser filed a detailed Land Disturbance Permit Application with the City for its review and approval to obtain a land disturbance permit.  The issuance of a land disturbance permit is a significant benefit to the owner because it provides the owner and the property with the necessary approvals for its site plan, traffic controls, water quality and water detention facilities, grading of the property and all other site and infrastructure work that any purchaser of the property would require.  The land disturbance permit is a critical and essential entitlement for the property.

On June 11, 2012, Purchaser received from the City the “Building Division Permit Requirements” identifying required plan revisions for issuance of the land disturbance permit.  A copy of the requirements is attached to this current report as Exhibit 99.2.  The City requested 35 plan revisions through its various departments, as follows (the numbers represent the number of revisions requested by the respective department): (1) ADA (American Disabilities Act), (3) Arborist, (1) Fire, (22) Site Plan and, (8) Transportation. Several of the required revisions include enhancements for water quality, erosion and sediment control.  While responding to the requirements will be time consuming and difficult, Purchaser has expressed confidence to the audit committee in Purchaser’s ability to meet the City’s requests and obtain the land disturbance permit on or before August 1, 2012.

After a detailed review of Purchaser’s due diligence and permitting efforts and to provide Purchaser adequate time to address the 35 plan revisions requested by the City and obtain the land disturbance permit, the audit committee agreed on June 25, 2012 to a fourth amendment to the contract to extend the closing date to August 1, 2012, provided that Purchaser has the right to extend the closing date to October 30, 2012 if Purchaser has received the land disturbance permit on or before August 1, 2012.

While Purchaser’s normal due diligence and permitting process has been time-consuming, and addressing the construction code and permitting issues raised by the City have delayed the closing date of the sale of the property, both Purchaser and Seller have benefited.  As a result of these efforts, the entry driveway and access to the Northridge land and apartment community has been approved.  In addition, the City agreed to repave Northridge Parkway which makes the Northridge land more saleable.  Purchaser has received a sewer permit for the property from Fulton County Environment and Community Development and has also applied for and expects to receive the water permit for the property from the City of Atlanta Water Department in the next two weeks.  The positive resolution of these issues and obtaining all of the necessary entitlements and permits for the property has benefited both Seller and Purchaser.

Our audit committee, which is composed of three independent directors, approved the original sales contract and the four contract amendments in accordance with the committee’s charter and in compliance with the applicable listing rules of the NYSE MKT (formerly NYSE Amex Equities) stock exchange.  Our board of directors also approved the original sales contract and the four contract amendments in accordance with our Code of Business Conduct and Ethics, with Mr. Roberts abstaining from all votes.

The above description of the material terms of the fourth amendment is qualified in its entirety by reference to the full text of the Fourth Amendment to Sales Contract, which is attached as Exhibit 10.1 to this report and is incorporated into this Item 1.01 by this reference.

Note Regarding Forward-looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  The forward-looking statements relate to our intent, belief, or expectations regarding our sale of the Northridge land parcel to Roberts Properties, Inc. or its designee and to the expectations of Roberts Properties, Inc. regarding its ability to obtain a land disturbance permit.  These statements involve risks and uncertainties, including the risk that Roberts Properties, Inc. or its designee may be unable to raise the equity and debt required and thus may be unable to close the purchase or that it may be unable to obtain a land disturbance permit.  Other risks and uncertainties include the occurrence, ultimate terms, and timing of the sale.  These forward-looking statements are not guarantees of future performance.

For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report.  All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  For more information about other risks and uncertainties we face, please see the section in our most recent annual report on Form 10-K and quarterly report on Form 10-Q entitled “Risk Factors.”

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit
10.1	Fourth Amendment to Sales Contract dated June 25, 2012 by and between Northridge Parkway, LLC and Roberts Properties, Inc. (Northridge land parcel).

99.1	Letter from the City of Sandy Springs dated May 21, 2012 (Northridge land parcel).

99.2	Sandy Springs Community Development Department, Building Division Permit Requirements dated June 11, 2012 (Northridge land parcel).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: June 29, 2012	By:	/s/ Charles R. Elliott
Charles R. Elliott
Chief Financial Officer